SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Dated January 23, 2008

of

ZALE CORPORATION

A Delaware Corporation

IRS Employer Identification No. 75-0675400

SEC File Number 001-04129

901 West Walnut Hill Lane

Irving, Texas  75038

(972) 580-4000

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 23, 2008, Zale Corporation (the “Company”) hired Mr. Theo Killion as its Executive Vice President of Human Resources, Legal and Corporate Strategy.  Pursuant to the terms of an offer letter with Mr. Killion, Mr. Killion will receive (1) $550,000 in base compensation, (2) a signing bonus of $375,000, (3) options to purchase 100,000 shares of common stock at a purchase price of $15.69 per share, subject to four-year vesting, (4) 30,000 shares of restricted stock, subject to four-year vesting, (5) an annual incentive bonus based upon the Company’s performance, with a target level of 75% of base compensation and a maximum level of 175%, subject to a guarantee of a minimum of $206,000 for the remainder of the fiscal year ending July 31, 2008, (6) reimbursement of relocation expenses in accordance with the Company’s relocation policy, and (7) customary benefits including vacation.  In addition, the Company agreed to enter into an Employment Security Agreement for the benefit of Mr. Killion on terms generally consistent with existing employment security agreements with other senior executives.

Item 9.01               Financial Statements and Exhibits

10.1       Theo Killion Offer Letter as of January 23, 2008

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZALE CORPORATION

By:	/s/ Rodney Carter
Rodney Carter
Executive Vice President, Chief Financial Officer and Chief Administrative Officer

January 29, 2008